SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 15, 2014

Strategic Environmental & Energy Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-54987	02-0565834
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7801 Brighton Road, Commerce City, Colorado 80022

(Address of principal executive offices)

Registrant’s telephone number, including area code:  303-295-6297

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities.

On November 21, 2013, Strategic Environmental & Energy Resources, Inc. (the "Company") previously reported on Form 8-K, the sale in a private placement to accredited investors an aggregate of 39.25 investment units (the "Units") at a purchase price of $50,000 per Unit for gross proceeds of $1,962,500.

Subsequent to November 21, 2013 and up to the date of this report on Form 8-K, the Company sold an additional 33 units to accredited investors for gross proceeds of $1,650,000.

Each Unit consists of: (i) 70,000 shares of common stock, par value $0.001; and (ii) a five-year warrant to purchase 35,000 shares of Common Stock at an exercise price of $1.00 per share (the "Warrants").

The Company agreed to pay an 8% commission and issue to the placement agent five-year warrants to purchase 10% of the Units sold by the placement agent up to a maximum of 50,000 warrants, exercisable at $1.00 per share ("Placement Agent Warrants").

The Company issued the foregoing securities pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder, based upon each recipient’s status as an “accredited investor,” as that term is defined in Rule 501 promulgated under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Environmental & Energy Resources, Inc

Date: January 17, 2014

By /s/ Monty R. Lamirato
Monty R. Lamirato
Acting Chief Financial Officer